SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): February 3, 2017

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BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Suite 260
Atlanta Georgia 30328
(Address of Principal Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 3, 2017, the Company held its 2017 annual meeting of stockholders. A total of 28,575,996 shares were represented in person or by valid proxy at the annual meeting and the Company’s stockholders took the following actions:

1.    Election of Directors. Stockholders elected Elizabeth S. Acton, Laurent Alpert, Brian C. Beazer, Peter G. Leemputte, Allan P. Merrill, Peter M. Orser, Norma A. Provencio, Danny R. Shepherd and Stephen P. Zelnak, Jr. to serve as directors until the next annual meeting of stockholders and until their successors are elected and qualified. The vote totals for each of these individuals is as set forth below:

Director	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
Elizabeth S. Acton	21,739,056	394,653	36,381	6,405,906
Laurent Alpert	21,659,802	473,606	36,682	6,405,906
Brian C. Beazer	21,652,594	480,494	37,002	6,405,906
Peter G. Leemputte	21,593,140	538,759	38,191	6,405,906
Allan P. Merrill	21,740,918	392,160	37,012	6,405,906
Peter M. Orser	21,867,184	265,304	37,602	6,405,906
Norma A. Provencio	21,595,495	537,366	37,229	6,405,906
Danny R. Shepherd	21,864,247	268,502	37,341	6,405,906
Stephen P. Zelnak, Jr.	21,661,205	471,344	37,541	6,405,906

2.    Ratification of Independent Accountants. Stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017. The vote totals were 28,317,854 shares for, 199,676 shares against and 58,466 share abstentions.

3.    Non-Binding Advisory Vote on Compensation of Named Executive Officers. Stockholders voted for, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers. The vote totals were 21,394,583 shares for, 730,094 shares against, 45,413 share abstentions and 6,405,906 broker non-votes. Accordingly, approximately 96.5% of the shares voted on the proposal were voted in support of the Company’s executive compensation program.

4.    Non-Binding Advisory Vote on Frequency of "Say on Pay" Proposals. Stockholders approved, on a non-binding, advisory basis, an annual vote on the compensation paid to the Company's named executive officers. The vote totals were 18,597,631 shares for annual "say on pay" votes, 20,687 shares for "say on pay" votes to occur every two years, 3,513,443 shares for "say on pay" votes to occur every three years and 38,329 share abstentions. In light of this result and other factors considered by the Board of Directors, the Company will continue its practice of submitting a "say on pay" proposal to stockholders each year.

5.    Amendment to the Beazer Homes USA, Inc. 2014 Long-Term Incentive Plan and Re-Approval of Performance Metrics under the Plan. Stockholders voted to approve an amendment to the Company's 2014 Long-Term Incentive Plan and re-approve the performance metrics under the plan. The vote totals were 19,873,698 shares for, 2,252,880 shares against, 43,512 share abstentions and 6,405,906 broker non-votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: February 9, 2017	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury Executive Vice President, General Counsel and Chief Administrative Officer